COMPUCOM SYSTEMS, INC. AND SUBSIDIARIES

Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

CompuCom Systems, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33-43275, No. 33-63307, No. 33-63309, No. 33-76832, No. 33-85268, No. 333-58623, No. 333-69051, No. 333-84559, No. 333-48846, No. 333-48904, No. 333-69043, and No. 333-91350) on Form S-8 and the Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-78746, No. 33-78756 and No. 333-12609) on Form S-3 of CompuCom Systems, Inc. of our report dated January 29, 2003, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of CompuCom Systems, Inc. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, in 2002.

KPMG LLP

Dallas, Texas

April 29, 2003